Exhibit 99.2

LOCHINVAR CORPORATION

Financial Statements

November 28, 2010

(With Independent Auditors’ Report Thereon)

LOCHINVAR CORPORATION

Table of Contents

Page

Independent Auditors’ Report	1

Financial Statements:

Balance Sheet	2

Statement of Operations	3

Statement of Changes in Stockholders’ Equity	4

Statement of Cash Flows	5

Notes to the Financial Statements	6 - 17

INDEPENDENT AUDITORS’ REPORT

The Board of Directors of

Lochinvar Corporation:

We have audited the accompanying balance sheet of Lochinvar Corporation as of November 28, 2010, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lochinvar Corporation as of November 28, 2010, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Lattimore Black Morgan & Cain, P.C.

Brentwood, Tennessee

February 10, 2011

(except for Note 18, as to which the date is November 10, 2011)

LOCHINVAR CORPORATION

Balance Sheet

November 28, 2010

Assets
Current assets:
Cash and cash equivalents	$6,296,289
Trade accounts receivable, less allowance for doubtful receivables of $650,000 in 2010	20,248,451
Inventories	21,075,324
Prepaid expenses	245,731
Deferred income taxes	242,000

Total current assets	48,107,795
Property and equipment, net	6,931,877

Other assets:
Marketable securities	6,330,762
Cash surrender value of life insurance	1,762,982
Income tax deposit	923,061
Deferred income taxes	4,000

$64,060,477

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,083,893
Accrued expenses, including current portion of product warranties	9,367,860
Income taxes payable	—

Total current liabilities	20,451,753

Product warranties, excluding current portion	574,000

Total liabilities	21,025,753

Stockholders’ equity:
Common stock of no par value; 10,000 shares authorized, 5,966 shares issued and outstanding	5,966
Additional paid-in capital	664,500
Retained earnings	42,004,749
Accumulated other comprehensive income	359,509

Total stockholders’ equity	43,034,724

$64,060,477

See accompanying notes to the financial statements.

LOCHINVAR CORPORATION

Statement of Operations

Year ended November 28, 2010

Net sales	$173,247,621
Cost of sales	103,409,227

Gross profit	69,838,394
Selling, general and administrative expenses	67,809,065

Operating income	2,029,329

Other income:
Investment income, net	410,770
Gain from disposal of property and equipment	15,769
Other income	164,970

Total other income	591,509

Earnings before state income taxes	2,620,838

State income taxes	174,375

Net earnings	$2,446,463

See accompanying notes to the financial statements.

LOCHINVAR CORPORATION

Statement of Changes in Stockholders’ Equity

Year ended November 28, 2010

	Common Stock	Additional Paid-in Capital	Retained Earnings	Comprehensive Income (Loss)	Accumulated Other Comprehensive Income (Loss)	Total
Balance at November 29, 2009	$5,966	$664,500	$39,558,286		$207,564	$40,436,316

Comprehensive income:
Net earnings	—	—	2,446,463	$2,446,463	—	2,446,463

Other comprehensive income, net of tax:
Holding gain on marketable securities (net of income tax of $1,551)	—	—	—	22,315	—	—
Less reclassification adjustment for gain included in net earnings (net of income tax benefit of $9,012)	—	—	—	129,630	—	—

Increase in unrealized gain on marketable securities	—	—	—	151,945	151,945	151,945

Comprehensive income				$2,598,408

Balance at November 28, 2010	$5,966	$664,500	$42,004,749		$359,509	$43,034,724

See accompanying notes to the financial statements.

LOCHINVAR CORPORATION

Statement of Cash Flows

Year ended November 28, 2010

Cash flows from operating activities:
Net earnings	$2,446,463

Adjustments to reconcile net earnings to cash flows used by operating activities:
Depreciation and amortization	1,961,588
Provision for doubtful receivables	10,172
Deferred income taxes	44,000
Gain on disposal of property and equipment	(15,769)
Gain on sale of marketable securities, net	(138,642)

(Increase) decrease in operating assets:
Trade accounts receivable	(984,865)
Inventories	(6,615,537)
Prepaid expenses	(1,165)
Income tax deposit	(94,656)

Increase (decrease) in operating liabilities:
Accounts payable	306,264
Accrued expenses, including current portion of product warranties	280,543
Income taxes payable	(18,779)
Product warranties, excluding current portion	(86,000)

Total adjustments	(5,352,846)

Net cash used by operating activities	(2,906,383)

Cash flows from investing activities:
Proceeds from disposal of property and equipment	37,100
Purchases of property and equipment	(2,585,417)
Proceeds from sale of marketable securities	3,948,729
Purchases of marketable securities, net	(3,988,164)
Change in cash surrender value of life insurance	(155,351)

Net cash used by investing activities	(2,743,103)

Decrease in cash and cash equivalents	(5,649,486)
Cash and cash equivalents at beginning of year	11,945,775

Cash and cash equivalents at end of year	$6,296,289

See accompanying notes to the financial statements.

LOCHINVAR CORPORATION

Notes to the Financial Statements

November 28, 2010

(1)	Nature of operations

Lochinvar Corporation (the “Company”) is engaged in the manufacturing and wholesale distribution of commercial and residential water heaters and boilers to various customers located throughout the United States and other international markets.

(2)	Summary of significant accounting policies

(a)	Cash equivalents

Cash equivalents consist of short-term deposits and highly liquid marketable securities stated at cost which approximates market value.

(b)	Receivables and credit policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms generally requiring payment within 30 days from invoice date. Certain customers have been granted extended payment terms and/or discounts based on certain criteria. Late or interest charges on delinquent accounts are not recorded until collected. The carrying amount of accounts receivable is reduced by a valuation allowance, if necessary, which reflects management’s best estimate of the amounts that will not be collected. The allowance is estimated based on management’s knowledge of its customers, historical loss experience and existing economic conditions. Accounts receivable and the allowance are written-off when, in management’s opinion, all collection efforts have been exhausted.

(c)	Inventories

Inventories consist principally of parts, raw materials and finished goods and are stated at the lower of cost or market, with cost being determined on a first-in, first-out (FIFO) method.

(d)	Property and equipment

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using principally the straight-line method. Buildings and improvements are amortized over the shorter of their estimated lives or the respective lease term. Computer equipment is depreciated over three years. Furniture, fixtures and all other equipment and tooling are depreciated over four to ten years.

Expenditures for maintenance and repairs are expensed when incurred. Expenditures for renewals or betterments are capitalized. When property is retired or sold, the cost and the related accumulated depreciation are removed from the accounts, and the resulting gain or loss is included in operations.

LOCHINVAR CORPORATION

Notes to the Financial Statements

November 28, 2010

(e)	Realization of long-lived assets

Management evaluates the recoverability of the investment in long-lived assets on an ongoing basis and recognizes any impairment in the year of determination. It is reasonably possible that relevant conditions could change in the near term and necessitate a change in management’s estimate of the recoverability of these assets.

(f)	Marketable securities

The portfolio of marketable securities is stated at market value at the balance sheet dates and consists primarily of publicly-traded common stocks. Investment income is accrued as earned. Realized gains and losses are determined using the specific identification method and are reflected in earnings. Market values are determined based on quoted prices.

Marketable securities are classified as available for sale and are carried at market value with the unrealized gain or loss reflected as a separate component of stockholders’ equity.

(g)	Foreign currency transactions

The Company purchases certain raw materials from overseas vendors and thus is subject to fluctuations in exchange rates among various currencies. The Company recognizes foreign currency transaction gain (loss) in the accompanying statements of operations based upon the difference between the prevailing exchange rate at the time the related liabilities are incurred and when they are settled. The Company recognized a net foreign currency transaction gain of approximately $1,270,000 during 2010. These amounts are included in costs of sales in the accompanying statements of operations.

(h)	Income taxes

The Company has elected to be taxed as a Subchapter “S” corporation for federal income tax purposes. As such, all federal taxable income and losses pass through to the individual stockholders for inclusion in their personal income tax returns. The amount provided for state income taxes is based upon the current and deferred state taxes payable or refundable at the date of the financial statements as a result of all events recognized in the financial statements as measured by the provisions of enacted state tax laws.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

As of November 28, 2010, the Company has accrued no interest and no penalties related to uncertain tax positions. It is the Company’s policy to recognize interest and/or penalties related to income tax matters in income tax expense.

LOCHINVAR CORPORATION

Notes to the Financial Statements

November 28, 2010

(i)	Product warranties

The Company’s products generally carry one to ten-year warranties from defects in workmanship and materials. The estimated cost of warranty obligations on units manufactured and sold by the Company is recognized in the period of the sale. Substantially all purchased units are supplied by one manufacturer and warranty obligations on these units are recognized in the period of sale only for that portion of the obligation not assumed by the supplier. Because of inherent uncertainties in estimating product warranties, it is at least reasonably possible that changes in the recorded liability will occur within the near term.

(j)	Revenue recognition

Revenue is recognized by the Company upon shipment, as product ownership and risk of loss have transferred to the customer.

(k)	Advertising costs

Advertising costs are expensed as incurred and amounted to approximately $1,450,000 in 2010.

(l)	Shipping and handling costs

Shipping and handling costs are included in cost of sales.

(m)	Rebates

The Company offers certain sales incentives to its customers, in the form of rebates, whereby customers receive a periodic payment from the Company based on cumulative aggregate purchases over a specified period of time. The amount of these rebates is determined by management and recorded as a reduction of net sales on the accrual basis. Accordingly, net sales have been reduced for rebates in the approximate amount of $3,345,000 in 2010.

(n)	Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LOCHINVAR CORPORATION

Notes to the Financial Statements

November 28, 2010

(o)	Fiscal year

The Company operates on a 52/53 week fiscal year that ends on a Sunday, typically the last Sunday in November. Fiscal year 2010 included 52 weeks.

(p)	Events occurring after reporting date

For the originally issued financial statements, the Company evaluated events and transactions that occurred between November 28, 2010 and February 10, 2011, the date which the originally issued financial statements were issued. For the reissued financial statements, the Company evaluated subsequent events, summarized in Note 18, through November 10, 2011, the date the reissued financial statements were issued.

(q)	Newly adopted accounting pronouncement

In June 2009, the Financial Accounting Standards Board issued a new accounting standard relating to variable interest entities. This standard amends previous standards and requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity, specifies updated criteria for determining the primary beneficiary, requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity, eliminates the quantitative approach previously required for determining the primary beneficiary of a variable interest entity, amends certain guidance for determining whether an entity is a variable interest entity, requires enhanced disclosures about an enterprise’s involvement in a variable interest entity, and includes other provisions. The adoption of this standard did not have a material impact on the Company’s financial statements.

(3)	Concentrations

Trade accounts receivable are due primarily from customers of the Company’s commercial and residential water heaters and boilers.

The Company generally maintains cash and cash equivalents on deposit at banks in excess of federally insured amounts. Accordingly, at various times during the year, balances were uninsured and uncollateralized. The Company has not experienced any losses in such accounts and, in management’s opinion, cash and cash equivalents are not exposed to any significant credit risk.

Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the balance sheet.

The Company utilized two suppliers for approximately 41% of inventory purchases during 2010.

LOCHINVAR CORPORATION

Notes to the Financial Statements

November 28, 2010

(4)	Fair value measurements

Fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, fair value accounting standards establish a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity including quoted market prices in active markets for identical assets (Level 1), or significant other observable inputs (Level 2) and the reporting entity’s own assumptions about market participant assumptions (Level 3). The marketable securities are classified as Level 1 financial assets since the fair value inputs are established from quoted market prices in active markets for identical assets. The cash surrender value of life insurance is classified as Level 3 financial assets since the fair value is based on information received from the insurance carriers indicating the financial performance of the policies and the amount the Company would receive should the policies be surrendered.

Financial Instruments

The carrying amount of financial instruments, consisting of cash and cash equivalents, accounts receivable, income tax deposit, accounts payable and certain other liabilities approximate their fair value due to their relatively short maturities.

Non-Financial Assets

The Company’s non-financial assets, which include property and equipment, are not required to be measured at fair value on a recurring basis. However, if certain triggering events occur, or if an annual impairment test is required and the Company is required to evaluate the non-financial instrument for impairment, a resulting asset impairment would require that the non-financial asset be recorded at the fair value. During the year ended November 28, 2010, the Company did not measure any non-financial assets at fair value or recognize any amounts in earnings related to changes in fair value for non-financial assets.

LOCHINVAR CORPORATION

Notes to the Financial Statements

November 28, 2010

The following tables set forth by level, within the fair value hierarchy, the Company’s assets at fair value as of November 28, 2010:

	Fair Value Measurements as of November 28, 2010 using the following inputs
	Level 1	Level 2	Level 3	Total
Money market fund	$264,566	$—	$—	$264,566
Common stocks:
Business services	168,525	—	—	168,525
Consumer goods	531,246	—	—	531,246
Consumer services	114,022	—	—	114,022
Energy	441,573	—	—	441,573
Financial services	641,839	—	—	641,839
Healthcare	400,212	—	—	400,212
Industrials	477,478	—	—	477,478
Information Technology	772,023	—	—	772,023
Media	101,541	—	—	101,541
Telecommunications	166,780	—	—	166,780
Utilities	34,141	—	—	34,141

Total common stocks	3,849,380	—	—	3,849,380

Corporate bonds	1,121,206	—	—	1,121,206
U.S. government securities	455,593	—	—	455,593
REIT’s	26,901	—	—	26,901
Exchange traded and closed end funds	47,507	—	—	47,507
Mutual funds:
Emerging markets	74,048	—	—	74,048
Foreign large blend	69,821	—	—	69,821
High yield	1,216	—	—	1,216
Large growth	99,144	—	—	99,144
Large value	96,146	—	—	96,146
Mid cap growth	22,507	—	—	22,507
Mid cap value	21,730	—	—	21,730
Small cap growth	22,869	—	—	22,869
Small cap value	22,268	—	—	22,268

Total mutual funds	429,749	—	—	429,749

Other	135,860	—	—	135,860
Cash surrender value of life insurance	—	—	1,762,982	1,762,982

Total investments	$6,330,762	$—	$1,762,982	$8,093,744

LOCHINVAR CORPORATION

Notes to the Financial Statements

November 28, 2010

The following table provides a summary of changes in fair value of the Plan’s Level 3 assets for the year ended November 28, 2010:

Fair Value Measurements Using Significant
Unobservable Inputs (Level 3)
Cash Surrender Value of Life Insurance
Balance at November 29, 2009	$1,607,631
Realized gains included in income	155,351

Balance at November 28, 2010	$1,762,982

(5)	Inventories

A summary of inventories as of November 28, 2010 is as follows:

Parts and raw materials	$12,489,561
Finished goods	8,585,763

$21,075,324

(6)	Marketable securities

A summary of the portfolio of marketable securities as of November 28, 2010 is as follows:

	Amortized Cost	Gross Unrealized Gains	Fair Value
Money market fund	$264,566	$—	$264,566
Corporate bonds	1,085,781	35,425	1,121,206
Common stocks	3,561,184	288,196	3,849,380
REITs	24,851	2,050	26,901
Exchanged traded and closed end funds	45,582	1,925	47,507
Mutual funds	395,298	34,451	429,749
U.S. government securities	438,423	17,170	455,593
Other	130,568	5,292	135,860

Net unrealized gain	$5,946,253	384,509	$6,330,762

Deferred taxes on unrealized gain		(25,000)

Net unrealized gain after deferred taxes		$359,509

LOCHINVAR CORPORATION

Notes to the Financial Statements

November 28, 2010

The amortized cost and estimated fair value of available-for-sale securities at November 28, 2010, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Cost	Fair Value
Due in three months or less	$—	$—
Due after 3 months but less than one year	130,938	129,892
Due after one year but less than 5 years	886,934	904,811
Due after five years	384,658	411,515
No stated maturity	4,543,723	4,884,544

Total securities available for sale	$5,946,253	$6,330,762

For the year ended November 28, 2010, proceeds from the sale of securities classified as available for sale totaled approximately $3,948,729.

At November 28, 2010, gross unrealized gains and losses pertaining to the marketable securities in the portfolio were as follows:

Gains	$657,236
Losses	(272,727)

Net unrealized gain	$384,509

Gross realized gains and losses pertaining to the marketable securities in the portfolio that were included in the determination of earnings were as follows:

Gains	$390,673
Losses	(252,031)

Net realized gain	$138,642

(7)	Property and equipment

A summary of property and equipment as of November 28, 2010 is as follows:

Buildings and improvements	$2,213,918
Machinery and equipment	14,070,870
Computer equipment	546,371
Office furniture and fixtures	1,985,361
Trucks and automobiles	1,547,039
Tooling	1,144,815

21,508,374
Less accumulated depreciation	14,576,497

$6,931,877

LOCHINVAR CORPORATION

Notes to the Financial Statements

November 28, 2010

(8)	Line of credit

The Company has an unsecured, short-term borrowing arrangement with a bank which provides for a $2,000,000 line of credit expiring in May 2011. Interest is charged at the bank’s prime rate less 1.25% with a floor of 2.50%. There were no borrowings outstanding at November 28, 2010.

(9)	Profit sharing plan

The Company sponsors a defined contribution profit sharing plan with a 401(k) feature. The plan covers all employees with one or more years of service. The plan allows pre-tax employee contributions. Participants can contribute up to 15% of their pre-tax compensation and receive, at the Company’s discretion, up to 50% matching contribution on up to 6% of this contribution. The Company may make additional contributions to this plan. The amount, if any, is determined by the Company each plan year and an employee must be a participant on the last day of the plan year in order to participate in any such contribution. The Company’s profit sharing plan contributions amounted to approximately $1,275,000 for 2010.

(10)	Self-insurance reserves

The Company self-insures its exposure to workers compensation claims and general business liability up to $150,000 and $250,000 for individual claim basis, respectively, and up to a combined basis of $2,780,000 on an aggregate claim basis, with insurance coverage obtained for exposure in excess of those amounts. It is possible that incurred but not reported claims may result in losses in excess of the amount accrued. However, in the opinion of management, any such claims would not have a material adverse impact on the Company’s financial position. In connection with the self-insurance, the Company maintains a letter of credit in the amount of $2,780,000 with a maturity of August 2011. The Company’s accrued workers compensation liability at November 28, 2010 amounted to approximately $750,000. The Company’s accrued general insurance liability at November 28, 2010 amounted to approximately $1,200,000.

(11)	Income taxes

Since the Company has elected to be taxed as a Subchapter “S” corporation for federal income tax purposes, no provision for federal income taxes has been made. The provision for state income taxes during 2010 is as follows:

Current tax expense	$141,375
Deferred tax expense	33,000

$174,375

LOCHINVAR CORPORATION

Notes to the Financial Statements

November 28, 2010

Net deferred income taxes reflected in the balance sheet as of November 28, 2010 include the following amounts of deferred income tax assets and liabilities:

	Current	Long-term	Total
Deferred income tax assets	$284,000	$45,000	$329,000
Deferred income tax liabilities	(42,000)	(41,000)	(83,000)

Net	$242,000	$4,000	$246,000

As of November 28, 2010, the Company has accrued no interest or penalties related to uncertain tax positions.

The Company is currently open to audit under the statute of limitations by the state of Tennessee for the years ended November 30, 2006 through 2009.

Deferred income taxes are provided for the temporary differences between the financial reporting basis and tax basis of the Company’s assets and liabilities. The deferred income tax assets result primarily from accrued product warranties, self-insurance reserves, inventory capitalization, and the direct write-off method of accounting for bad debts for income tax purposes. The deferred income tax liabilities result primarily from the use of accelerated methods of depreciation of property and equipment for income tax purposes and unrealized gains on the marketable securities portfolio.

In connection with the election to retain its fiscal year end, the Company is required to make a deposit with the federal government in an amount which approximates the benefit of the tax deferral related to the fiscal year end. This deposit is refundable when the benefit of the tax deferral no longer exists. Taxes required to be deposited under this provision of the tax laws amounted to $923,061 at November 28, 2010.

(12)	Research and development costs

Research and development costs are expensed as incurred and totaled $698,337 in 2010.

(13)	Lease commitments

The Company utilizes various operating leases for land and buildings in Lebanon, Tennessee and Plymouth, Michigan from affiliated entities, Knight Leasing Company, LLC (“KLC”) and Vallett Limited Partnership (“VLP”). These affiliated entities are owned 100% by the Company’s stockholders and related individuals. The Company is responsible for maintenance, property taxes, and insurance on the leased facilities. The Company leases its trucks under operating leases expiring at various dates through 2014. The terms of these leases expire December 2019 and provide for two, five-year successive renewal periods. The lease terms also allow the Company to purchase the properties at anytime during the lease period.

LOCHINVAR CORPORATION

Notes to the Financial Statements

November 28, 2010

A summary of approximate future minimum lease payments required under all noncancelable leases as of November 28, 2010 is as follows:

Years	Total Leases	Real Property- KLC and VLP	Real Property- Other	Equipment- Other
2011	$3,994,000	$3,653,000	$259,000	$82,000
2012	3,941,000	3,653,000	206,000	82,000
2013	3,856,000	3,653,000	121,000	82,000
2014	3,771,000	3,653,000	91,000	27,000
2015	3,696,000	3,653,000	43,000	—
2016 and thereafter	14,915,000	14,915,000	—	—

	$34,173,000	$33,180,000	$720,000	$273,000

A summary of approximate rent expense for all categories of property and equipment for the year ended November 28, 2010 is as follows:

Real property - KLC and VLP	$3,412,000
Real property - other	267,000
Equipment - other	391,000

$4,070,000

It is expected that in the normal course of business, leases that expire will be renewed or replaced by other leases; thus, it is anticipated that future lease payments will not be less than the expense for 2010.

(14)	Contingent liabilities

The Company is a party to legal proceedings incidental to its business. Management does not expect the ultimate resolution of these matters to have a material adverse effect on the Company’s financial position.

(15)	Related party transactions

Trade accounts receivable includes approximately $450,000 at November 28, 2010 due from Lochinvar Limited, an affiliated entity owned 100% by the Company’s stockholders, located in the United Kingdom. Net sales to this affiliated company were approximately $3,200,000 for the year ended November 28, 2010.

During 2010, the Company made compensation payments to stockholders in excess of their base compensation totaling approximately $31,344,000.

(16)	Supplemental disclosures of cash flow statement information

Income taxes paid (refunds received), net	$243,810

In accounting for marketable securities at fair market value, the Company recognized, net of income taxes, an increase in marketable securities and stockholders’ equity of $151,945 in 2010.

(17)	Subsequent events

On December 14, 2010, the Company redeemed 1,895 shares of common stock. The shares of stock were purchased for approximately $36,000,000. To fund the redemption, the Company obtained a $38,000,000 revolving line of credit. The line bears interest at a variable rate (LIBOR plus 2.50%), expires on December 13, 2013 and is unsecured. The line requires scheduled reductions in the maximum available line of $3,000,000 each quarter beginning March 1, 2011.

On December 15, 2010, the Company completed a stock exchange. All shares remaining after the redemption were retired and replaced with 300 shares of no par voting common stock and 29,700 shares of no par nonvoting common stock.

(18)	Sale of the Company to A. O. Smith

On August 26, 2011, the stockholders consummated the sale of the Company’s stock to A. O. Smith Corporation (“A. O. Smith”), a manufacturer of residential and commercial tankless and electric water heating equipment and water treatment products. Under the terms of the Stock Purchase Agreement, dated as of July 18, 2011 (the “Purchase Agreement”), A. O. Smith purchased all of the issued and outstanding stock of the Company and its U.K. sales affiliate, Lochinvar Limited, from the stockholders of such entities and, under a related agreement, A. O. Smith purchased Lochinvar’s headquarters and manufacturing facility located in Lebanon, Tennessee from a related party of such shareholders, Knight Leasing Company, LLC. A. O. Smith paid an aggregate purchase price of $418 million in cash at closing for these transactions, consisting of $390 million for the stock of Lochinvar and Lochinvar Limited and $28 million for Lochinvar’s headquarters and manufacturing facility.